Exhibit 10.10

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (the “First Amendment”) is dated as of December 11, 2018 (the “First Amendment Date”) and is entered into by and among X4 PHARMACEUTICALS, INC., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties hereto (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of October 19, 2018 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B. Borrower has requested and Agent and Lender have agreed to modify certain provisions of the Loan Agreement, subject to the terms and conditions set forth herein.

C. Borrower, Agent and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS.

1.1 Definitions.

(a) New Definitions. The following definitions are hereby inserted alphabetically into Section 1.1 of the Loan Agreement:

“Merger Agreement” means that certain Agreement and Plan of Merger, dated November 26, 2018, as may be amended from time to time, by and among Arsanis, Inc., a Delaware corporation (“Arsanis”), Artemis AC Corp., a Delaware corporation and a wholly owned subsidiary of Arsanis (“Merger Sub”), and the Borrower, pursuant to which, among other things and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Borrower, with Borrower continuing as a wholly owned subsidiary of Arsanis and the surviving corporation of the merger (the “Merger”).

(b) Amended Definitions. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Term Loan Maturity Date” means November 1, 2021.

“Tranche 2 Warrant” means that certain Warrant to purchase a number of shares of Borrower’s Preferred Stock, or, if issued following the Merger (as defined in the definition of Merger Agreement above), then the common stock of Arsanis, par value $0.001 per share (“Arsanis Common Stock”), at an aggregate exercise price equal to $99,000 in connection with the extension of the Tranche 2 Term Loan Advance; notwithstanding the above, such Warrant shall be earned as of the date of the Tranche 2 Term Loan Advance, but shall be issued upon the earliest of (a) June 30, 2019, (b) the earlier to occur of (i) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (ii) the date that the Secured Obligations become due and payable, (c) on or before the fifth (5th) Business Day following the closing of the Merger (as defined in the definition of Merger Agreement above), or (d) on or before the fifth (5th) Business Day following the public announcement of a termination of the Merger (as defined in the definition of Merger Agreement above).

“Warrant” means any warrant, including the Tranche 1 Warrant, the Tranche 2 Warrant and the Tranche 3 Warrant, entered into in connection with the Loan, as may be amended, restated or modified from time to time, provided, however, that notwithstanding anything set forth to the contrary in such Warrants, each Warrant shall continue in full force and effect following the closing of the Merger (as defined in the definition of Merger Agreement above), and thereafter each such Warrant shall be exercisable for shares of Arsanis Common Stock (as defined in the definition of Tranche 2 Warrant) with the Exercise Price under the Warrant being equal to $1.88 per share, subject to appropriate adjustment for the Preferred Stock Exchange Ratio (as defined in the Merger Agreement) following the Merger (as defined in the definition of Merger Agreement above).

(c) The defined term “Change in Control” in Section 1.1 of the Loan Agreement is amended by amending and restating the last sentence thereof to read as follows:

Notwithstanding the foregoing, an Initial Public Offering, any financing transaction related to Performance Milestone I or Performance Milestone II and the Merger (as defined in the definition of Merger Agreement above) is not a Change in Control.

1.2 Amendments.

(a) Section 2.2(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

2.2(a)(ii) Tranche 2 Term Loan Advance. Subject to the terms and conditions of this Agreement, beginning on December 11, 2018 and continuing through December 14, 2018, and subject to Borrower’s satisfactory progress towards the achievement of Performance Milestone I in Lender’s sole discretion, Borrower may request and Lender will make a Term Loan Advance of $2,000,000 (the “Tranche 2 Term Loan Advance”).

(b) Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.9 Mergers or Acquisitions. Borrower shall not merger or consolidate, or permit any of its Subsidiaries to merger or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower, or the Merger (as defined in the definition of Merger Agreement above)), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

2.1 Immediately upon giving effect to this First Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent.

2.2 Borrower has the corporate power and authority to execute and deliver this First Amendment and to perform its obligations under the Loan Agreement, as amended by this First Amendment.

2.3 The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4 The execution and delivery by Borrower of this First Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this First Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5 This First Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

2.6 As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that Agent and Lender have acted in good faith and have conducted in a commercially reasonable manner their relationships with Borrower in connection with this First Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Agent and Lender are entering into this First Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this First Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This First Amendment shall become effective upon the satisfaction of all the following conditions:

4.1 Amendments. Borrower, Agent and Lender shall have duly executed and delivered this First Amendment and the Warrant Modification Agreement, to Agent.

4.2 Payment of Agent and Lender Expenses. Borrower shall have paid all of Agent’s and Lender’s fees and expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the First Amendment Date.

5. COUNTERPARTS. This First Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this First Amendment. This First Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

6. INCORPORATION BY REFERENCE. The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

7. LOAN DOCUMENTS. This First Amendment shall constitute a Loan Document.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have duly authorized and caused this First Amendment to be executed as of the date first written above.

BORROWER:

X4 PHARMACEUTICALS, INC.

Signature: /s/ Adam Mostafa

Print Name: Adam Mostafa

Title: CFO

Accepted in Palo Alto, California:

AGENT:		LENDER:

HERCULES CAPITAL, INC.		HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe	Signature:	/s/ Jennifer Choe
	Jennifer Choe, Assistant		Jennifer Choe, Assistant
	General Counsel		General Counsel

5